Exhibit 3.3
                              ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                             FULL TILT SPORTS, INC.
                                -----------------

     FULL TILT SPORTS, INC., a Colorado corporation, having its principal office at 212 North Wahsatch, Suite 205, Colorado Springs, Colorado 80903 (hereinafter referred to as the "Corporation") hereby certifies to the Secretary of State of Colorado that:

     FIRST: The Corporation desires to amend its Articles of Incorporation in accordance with Section 7-110-106 of the Colorado Business Corporation Act, as currently in effect as hereinafter provided.

     SECOND: The provisions set forth in these Articles of Amendment to the Articles of Incorporation amend and supersede the original provisions of the Articles of Incorporation.

     THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Article FIRST, inclusive, and by substituting in lieu thereof the following:

         "FIRST:  The name of the Corporation is FTS Apparel, Inc."

     FOURTH: The amendment was advised to the stockholders by written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance Section 7-108-202 and Section 7-110-103 of the Colorado Business Corporation Act on the 14th day of July, 2000.

     FIFTH: The amendment was adopted by formal action taken by the shareholders of the Corporation at the annual shareholders meeting on August 23, 2000, pursuant to and in accordance with Section 7-107-101 of the Colorado Business Corporation Act, and the number of votes cast approving the amendment was sufficient for approval under the provisions of Section 7-110-103 of the Colorado Business Corporation Act.

     IN WITNESS WHEREOF, the undersigned, the President, has executed these Articles of Amendment to the Articles of Incorporation effective this 23 day of August, 2000, and acknowledges that these Articles are the act and deed of Full Tilt Sports, Inc., that the matters and facts set forth herein with respect to authorization and approval are true in all material respects.

                                                /s/ Roger K. Burnett
                                                ---------------------------
                                                Roger K. Burnett, President

Attest:  /s/ Joseph F. DeBerry
         -----------------------------
         Joseph F. DeBerry, Secretary